EXHIBIT 21

SUBSIDIARIES OF HANGER ORTHOPEDIC GROUP, INC.

Each of the subsidiaries in the following list is a wholly-owned subsidiary of Hanger Orthopedic Group, Inc., unless otherwise indicated below:

Name	State/Country of Incorporation
Hanger Prosthetics & Orthotics, Inc.	Delaware
Southern Prosthetic Supply, Inc.	Georgia
DOBI-Symplex, Inc.	Delaware
OPNET, Inc.	Nevada
Hanger Europe, N.V.(1)	Belgium
Hanger Services Corporation	Nevada
Innovative Neurotronics, Inc.	Nevada
Linkia, LLC (2)	Maryland
The following are wholly-owned subsidiaries of Hanger Prosthetics & Orthotics, Inc.
Eugene Teufel & Son Orthotics & Prosthetics, Inc.	Pennsylvania
HPO, Inc.	Delaware
ABI Orthotic/Prosthetic Laboratories, Ltd. (2)	Ohio
Greater Chesapeake Orthotics & Prosthetics, Inc.	Delaware
Rehab Designs of America Corp.	Delaware
Rehab Designs of Colorado, Inc.	Colorado
Rehab Designs of Wisconsin, Inc.	Kansas
Certified Orthotic & Prosthetic Associates, Inc.	Missouri
The Brace Shop Prosthetic Orthotic Centers, Inc.	Ohio
The following are wholly-owned subsidiaries of HPO, Inc.	Delaware
Advanced Orthopedic Technologies (Clayton), Inc. (3)	New Jersey
Hanger Prosthetics & Orthotics West, Inc.	California
Hanger Prosthetics & Orthotics East, Inc.	Delaware
The following are wholly-owned subsidiaries of Hanger Prosthetics & Orthotics West, Inc.
Orthotics West, Inc. (3) (4)	California
AD Craig Company (3)	California
Progressive Orthopedic (3)	California
NWPO Associates, Inc.	Washington
Advanced Bio-Mechanics, Inc.	California
Lawrence's Orthotics & Prosthetics, Inc.	California
Shasta Orthotic Prosthetic Service, Inc.	California
Conner Brace Co., Inc.	Texas
The following are wholly-owned subsidiaries of Hanger Prosthetics & Orthotics	Delaware
East, Inc. (3)
E.A. Warnick-Pomeroy Co., Inc.	Pennsylvania
Frank J. Malone & Son, Inc.	Pennsylvania
Meadowbrook Orthopedics, Inc.	Michigan
Medical Arts O&P Services, Inc.	Wisconsin
Orthotic & Prosthetic Rehabilitation Technologies, Inc.	Florida

(1) Hanger Orthopedic Group, Inc. owns 60% of Hanger Europe, N.V., a Belgian limited liability company.
(2) Limited Liability Company
(3) Effective December 31, 2004, A.D. Craig Company and Progressive Orthopedic were merged into Hanger Prosthetics & Orthotics West, Inc. Also effective December 31, 2004, all of Hanger Prosthetics & Orthotics East, Inc.‘s wholly-owned subsidiaries were merged into their parent entity. Also, effective December 31, 2004, Advanced Orthopedic Technologies (Clayton), Inc. merged into Hanger Prothetics & Orthotics East, Inc.
(4) Effective January 4, 2005, Hanger Prosthetics & Orthotics, Inc. acquired Elite Care, Inc.